                                                                   Exhibit 99.1


[HUBBELL LOGO]

                   Date:          July 19, 2005                 NEWS RELEASE

                   For Release:   IMMEDIATELY
-------------------------------------------------------------------------------
                                                         Hubbell Incorporated
                                                         584 Derby-Milford Road
                                                         P. O. Box 549
                                                         Orange, CT  06477
                                                         203-799-4100

                   Contact:       Thomas R. Conlin


                     HUBBELL REPORTS SECOND QUARTER RESULTS

ORANGE, CT. (July 19, 2005) -- Hubbell Incorporated (NYSE: HUBA, HUBB) reported results for the quarter ended June 30, 2005. The Company also announced two overseas acquisitions.

Sales for the quarter were $520.5 million or a 4% increase over sales of $502.9 million reported for the corresponding period of 2004. Net income and earnings per share diluted were 14% higher at $35.7 million and $.58, as compared to $31.4 million and $.51, respectively, reported in the prior year. Comparability of results between the 2005 and 2004 second quarters was affected by pre-tax special charges of $2.7 million and $10.4 million, respectively, for restructuring of the Lighting and Wiring Systems businesses.

OPERATIONS REVIEW
-----------------

"While restructuring expenses were lower in the quarter, many of the external trends which characterized the first quarter continued in the second quarter," said Timothy H. Powers, Chairman, President, and Chief Executive Officer. "The pace of non-residential construction - Hubbell's largest single market - remained well below last year. Oil prices continued to trend higher which impacted freight and utility costs throughout our operations. Specifically, within our Lighting business, product pricing versus higher costs remained difficult in very competitive markets and, with lower volume through our plants, lower factory overhead absorption resulted in reduced operating margins. Many of the same factors impacted our Raco operation."

"We believe our actions in the quarter and our ongoing initiatives are addressing these challenges. Our manufacturing flexibility enabled a rapid 6% year-to-date work force reduction while we continue to closely control other costs. Our market diversity provided a strong quarter at Power Systems and continued growth

                                  -continued-
at Industrial Technology which offset softness elsewhere. Additionally, our restructuring and Hubbell 2006 initiatives advanced on schedule."

The Company also announced the completion in July of two overseas acquisitions. The assets of The Victor Lighting and Transtar product lines, located in Newcastle, U.K., were purchased from Victor Products Limited, a unit of Oak Brook, IL based Federal Signal Corporation. These products are international electrical code (IEC) lighting and associated electrical components for harsh/hazardous applications complementing the existing Chalmit and Hawke harsh and hazardous businesses within the Electrical Segment. Delmar, a manufacturer of utility cutouts and arresters located in Tatui, Brazil was a stock purchase transaction. It will join Hubbell's Power Systems Segment.

Both acquisitions were cash transactions. Total incremental annual sales from the acquisitions will approximate $25 million and should be modestly accretive to earnings immediately.

SEGMENT REVIEW
--------------

Percentage comparisons noted in this Segment Review are second quarter of 2005 versus the second quarter of 2004.

Sales for the Electrical Segment were flat while operating profit declined by 7%. Included in these results are the restructuring expenses previously cited which were lower by $7.7 million in the 2005 second quarter compared with the same period in 2004. Within the Segment, the range of comparisons was wide. Wiring Systems operations had lower sales and operating profit totals. Weakness in commercial construction markets, lower order levels from industrial customers, and higher costs and operating inefficiencies associated with the new business system were the primary detractors. Continuing softness in non-residential construction markets negatively impacted the Lighting business where sales and profit results were lower. As in the first quarter of the year, total market volume is substantially below the prior year, and highly competitive pricing continued. However, there were positive signs in the quarter. Within Lighting, for example, volume in fixtures built to stock improved. In addition, materials cost, while still above year-ago levels, moderated in the quarter, and June price increases announced by the industry hold promise for a return to positive comparisons in the third quarter. Hubbell's harsh and hazardous businesses reported double-digit improvements in sales and operating profit. Strong performances by the Killark, Chalmit, and Hawke brands

                                  -continued-
sold into the global energy industry were primary contributors. Rough-in products under the Raco and Bell brands also reported higher sales despite lower levels of unit shipments due to the effect of price increases put in place in response to higher commodity costs.

The Power Systems Segment reported a strong quarter. Sales increased by 15% with virtually every product category and every geographic market contributing strongly. Revenues from domestic markets were up by mid-single digits as transmission orders ticked upward with previously postponed projects coming to fruition. Export sales grew by better than 30% with the Latin America and Asia Pacific regions reporting strong increases. A small civil anchor products acquisition which closed in January 2005 benefited the Segment's comparisons. Operating profitability reached a new high. Strength across the Segment's markets and material cost/product price parity brought the Segment's accumulating success of lean manufacturing efficiencies and cost reductions to the forefront.

The Industrial Technology Segment reported another quarter of solid revenue and operating profit growth: sales increased by 8% and operating profit by better than 20%. Most of the markets which this Segment sells into were strong. Customers for the Industrial Controls and Gleason Reel businesses operate in industries supplying basic materials, which have been expanding capacity, as have the energy exploration and processing industries. Sales of safety and security monitoring equipment sold by its GAI-Tronics operations to equip and safeguard water, oil, and gas facilities worldwide improved during the quarter. Work accomplished in previous years under lean manufacturing and other initiatives is generating a succession of margin improvements with a 1.5 point improvement in the quarter just ended.

Cash flow in the quarter was strong at $53 million, bringing year-to-date cash provided by operations to over $51 million even after a $10 million pension contribution. Through Hubbell's stock repurchase

                                  -continued-
program, the Company purchased in excess of $45 million of common shares during the quarter affecting cash from financing activities.

SUMMARY AND OUTLOOK
-------------------

"Three months ago, I noted our dissatisfaction with Hubbell's operating performance last quarter and that we would meet the challenges and renew our growth," Powers concluded. "The second quarter was a start, and represents a step toward improved performance."

"We are continuing our Company-wide effort and investment in several initiatives: lean manufacturing, low cost country sourcing, the Hubbell 2006 SAP system implementation, accelerating new product development, restructuring of our Lighting businesses, and acquisitions in our core businesses. This focused strategy is making Hubbell more flexible, more productive, and more profitable."

"We saw a positive progression in order volume through the quarter across many of our businesses with June clearly the strongest month of the quarter. Therefore, our existing guidance for 2005 earnings per share before restructuring expenses remains in a range of $2.55 -- $2.80 although we are likely to be in the lower half of that range."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about capital resources, performance and results of operations and are based on the Company's reasonable current expectations. These statements may be identified by the use of forward-looking words or phrases such as "may", "potential", "should", "plan", "could", "expect", "expected", "uncertain", "probably", "guidance", "hold promise", and variations thereof and similar terms. Such forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the effect and costs of the ongoing Hubbell 2006 business

                                  -continued-
information system initiative and restructuring programs; the availability and costs of raw materials and purchased components; changes in our served markets or competition; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; ability to integrate acquisitions into our core business and forecast future sales accretion; and general economic and business conditions; and other factors described in our Securities and Exchange Commission filings, including the "Business" Section in the Annual Report on Form 10-K for the year ended December 31, 2004.

Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for commercial, industrial, residential, utility, and telecommunications markets. With 2004 revenues of $2.0 billion, Hubbell Incorporated operates manufacturing facilities in North America, Puerto Rico, Mexico, Brazil, Italy, Switzerland, and the United Kingdom, participates in a joint venture in Taiwan, and maintains sales offices in Singapore, Hong Kong, South Korea, People's Republic of China, and the Middle East. The corporate headquarters is located in Orange, CT.

                                    # # # # #

                       (Financial Schedules are Attached.)

                              HUBBELL INCORPORATED
                       CONSOLIDATED STATEMENT OF EARNINGS
                                   (UNAUDITED)
                      (in millions, except per share data)

                                                     THREE MONTHS ENDED                 SIX MONTHS ENDED
                                                          JUNE 30                           JUNE 30
                                                  ------------------------        --------------------------
                                                    2005            2004             2005             2004
                                                  --------        --------        ----------        --------
Net Sales                                         $ 520.5         $ 502.9         $ 1,008.1         $ 968.1
Cost of goods sold                                  377.4 (1)       362.7 (2)         728.3 (1)       695.2 (2)
                                                  -------         -------         ---------         -------

Gross Profit                                        143.1           140.2             279.8           272.9

Selling & administrative expenses                    88.0            83.2             180.4  (3)      163.6
Special charges                                       2.2             9.5               4.1            10.7
                                                  -------         -------         ---------         -------

Total Operating Income                               52.9            47.5              95.3            98.6

Investment income                                     2.2             1.0               4.5             2.2
Interest expense                                     (5.0)           (5.1)            (10.1)          (10.2)
Other income (expense), net                             -            (0.5)              0.1            (0.5)
                                                  -------         -------         ---------         -------
                                                                                          -
Total Other Expense, net                             (2.8)           (4.6)             (5.5)           (8.5)
                                                  -------         -------         ---------         -------

Income Before Income Taxes                           50.1            42.9              89.8            90.1

Provision for income taxes                           14.4            11.5              25.3            24.7
                                                  -------         -------         ---------         -------

NET INCOME                                        $  35.7         $  31.4         $    64.5         $  65.4
                                                  =======         =======         =========         =======

Earnings Per Share - Diluted                      $  0.58         $  0.51         $    1.04         $  1.07
                                                  =======         =======         =========         =======

Average Shares Outstanding - Diluted                 61.9            61.6              62.3            61.4

(1) 2005 second quarter and year-to-date Cost of goods sold includes special charges of $0.5 related to Lighting and Wiring Systems business restructuring.

(2) 2004 second quarter and year-to-date Cost of goods sold includes special charges of $0.9 and $1.1, respectively for Lighting business restructuring.

(3) 2005 year-to-date Selling & administrative expenses includes $4.6 of transactional expenses in support of the Company's strategic growth initiatives.

                              HUBBELL INCORPORATED
                  CONSOLIDATED STATEMENT OF EARNINGS BY SEGMENT
                                   (UNAUDITED)
                      (in millions, except per share data)

                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30                       JUNE 30
                                                  ----------------------      --------------------------
                                                    2005          2004           2005             2004
                                                  --------      --------      ----------        --------
Net Sales
     Electrical                                   $ 376.4       $ 375.3       $   729.8         $ 720.6
     Power                                          109.9          96.0           208.6           183.8
     Industrial Technology                           34.2          31.6            69.7            63.7

                                                  -------       -------       ---------         -------
          Total Net Sales                         $ 520.5       $ 502.9       $ 1,008.1         $ 968.1
                                                  =======       =======       =========         =======

Operating Income
     Electrical                                   $  35.2       $  45.4       $    68.5         $  84.0
     Special charges                                 (2.7)        (10.4)           (4.6)          (11.8)
                                                  -------       -------       ---------         -------
        Total Electrical                             32.5          35.0            63.9            72.2
     Power                                           16.2           9.1            26.9            19.6
     Industrial Technology                            4.2           3.4             9.1             6.8
                                                  -------       -------       ---------         -------
             Subtotal                                52.9          47.5            99.9            98.6
     Unusual item                                       -             -            (4.6) (1)          -
                                                  -------       -------       ---------         -------
          Total Operating Income                     52.9          47.5            95.3            98.6
                                                  -------       -------       ---------         -------

Other expense, net                                   (2.8)         (4.6)           (5.5)           (8.5)
                                                  -------       -------       ---------         -------

Income Before Income Taxes                           50.1          42.9            89.8            90.1

Provision for income taxes                           14.4          11.5            25.3            24.7
                                                  -------       -------       ---------         -------

NET INCOME                                        $  35.7       $  31.4       $    64.5         $  65.4
                                                  =======       =======       =========         =======

Earnings Per Share - Diluted                      $  0.58       $  0.51       $    1.04         $  1.07
                                                  =======       =======       =========         =======

Average Shares Outstanding - Diluted                 61.9          61.6            62.3            61.4

(1) 2005 Unusual item of $4.6 represents transactional expenses in support of the Company's strategic growth initiatives, included in Selling & administrative expenses.

                              HUBBELL INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                      (UNAUDITED)     (UNAUDITED)
                                                       JUNE 2005      MARCH 2005     DECEMBER 2004
                                                      ----------      ----------     -------------
ASSETS

Cash and cash equivalents                              $   179.9      $   118.2       $   125.9
Short-term investments                                     127.2          198.2           215.6
Accounts receivable (net)                                  300.9          299.7           288.5
Inventories (net)                                          229.6          232.3           216.1
Deferred taxes and other                                    44.2           44.7            46.3
                                                       ---------      ---------       ---------

CURRENT ASSETS                                             881.8          893.1           892.4

Property, plant and equipment (net)                        260.0          261.5           261.8
Investments                                                 48.2           64.0            65.7
Goodwill                                                   323.8          325.1           326.6
Intangible assets and other                                112.9           99.5            95.9
                                                       ---------      ---------       ---------

TOTAL ASSETS                                           $ 1,626.7      $ 1,643.2       $ 1,642.4
                                                       =========      =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current portion of long-term debt                      $   100.0      $   100.0       $    99.9
Accounts payable                                           129.5          124.4           132.1
Accrued salaries, wages and employee benefits               36.1           34.9            46.8
Accrued income taxes                                        32.1           30.7            24.4
Dividends payable                                           20.0           20.3            20.2
Other accrued liabilities                                   79.5           78.6            85.9
                                                       ---------      ---------       ---------

CURRENT LIABILITIES                                        397.2          388.9           409.3

Long-term debt                                             199.1          199.1           199.1
Other non-current liabilities                               94.4           90.1            89.7
                                                       ---------      ---------       ---------

TOTAL LIABILITIES                                          690.7          678.1           698.1

SHAREHOLDERS' EQUITY                                       936.0          965.1           944.3
                                                       ---------      ---------       ---------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY               $ 1,626.7      $ 1,643.2       $ 1,642.4
                                                       =========      =========       =========

                              HUBBELL INCORPORATED
           CONDENSED CONSOLIDATED CASH FLOWS FROM OPERATING ACTIVITIES
                     AND SUPPLEMENTARY CASH FLOW INFORMATION
                                  (in millions)


                                                             (UNAUDITED)
                                                           SIX MONTHS ENDED
                                                               JUNE 30
                                                       ------------------------
                                                         2005            2004
                                                       --------        --------
Operating Activities
   Net Income                                          $  64.5         $  65.4
   Depreciation and amortization                          24.4            25.7
   Non-cash special charges                                0.6             7.7
   Changes in working capital                            (36.1)          (28.4)
   Contribution to domestic, qualified,
     defined benefit pension plans                       (10.0)              -
   Other, net                                              7.9             9.4
                                                       -------         -------

       Net cash provided by operating activities          51.3            79.8

Supplementary Cash Flow Information

   Capital expenditures                                $ (28.6)        $ (14.9)
   Acquisition of common shares                        $ (45.5)        $  (2.8)